UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     ESSENTIAL INNOVATIONS TECHNOLOGY CORP.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                                                 88-0492134
------------------------------                               -------------------
  (State or jurisdiction of                                   (I.R.S. Employer
incorporation or organization)                               Identification No.)

                   #142 - 114 West Magnolia Street, Suite 400
                              Bellingham, WA 98225
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                 INDIVIDUAL PLAN GRANTS FOR EXECUTIVE OFFICERS,
                      DIRECTORS, EMPLOYEES, AND CONSULTANTS
                      -------------------------------------
                            (Full title of the plans)

                    Jason McDiarmid, #142 - 114 West Magnolia
                     Street, Suite 400, Bellingham, WA 98225
                     --------------------------------------
                     (Name and address of agent for service)

                                  360-392-3902
          ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                                 James R. Kruse
                                 Kevin C. Timken
                        Kruse Landa Maycock & Ricks, LLC
                         50 West Broadway, Eighth Floor
                           Salt Lake City, Utah 84101
                            Telephone: (801) 531-7090
                            Telecopy: (801) 531-7091

                                               CALCULATION OF REGISTRATION FEE

========================================= ============== ==================== ======================== =============
                                             Amount           Proposed           Proposed Maximum       Amount of
          Title of Securities                 To Be       Maximum Offering           Aggregate         Registration
            To Be Registered               Registered      Price Per Share        Offering Price           Fee
----------------------------------------- -------------- -------------------- ------------------------ -------------
Common Stock, $0.001 par value per
   share ("Common Stock")
Individual Plan Grants for Executive
   Officers, Directors, Employees and
   Consultants........................      3,471,489           $0.50(1)           $1,469,815(2)            $173.00
----------------------------------------- -------------- -------------------- ------------------------ -------------

(1) Shares are to be issued at contractually-agreed prices ranging from $0.35 to $0.50 per share.
(2) Calculated using contractually-agreed prices for all shares.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed with the Securities and Exchange Commission ("SEC") by Essential Innovations Technology Corp., a Nevada corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, are hereby incorporated by reference:

         (1) Annual Report on Form 10-KSB (file no. 333-106839) for the year ended October 31, 2004, filed January 31, 2005;

         (2) Current Reports on Form 8-K (file no. 333-106839) filed December 27, 2004, January 19, 2005, April 18, 2005, June 10,
                  2005, June 28, 2005, July 7, 2005, July 21, 2005, and August
                  30, 2005; and

         (3) Quarterly Reports on Form 10-QSB (file no. 333-106839) for the quarter ended January 31, 2005, filed March 17, 2005; and for the quarter ended April 30, 2005, filed June 14, 2005, as amended June 23, 2005; and

         (4) Description of the Company's Common Stock contained in the Registration Statement on Form SB-2, SEC File No. 333 106839, filed July 7, 2003.

         All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicate that all securities offered hereby have been sold, or that deregister all such securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

         Subsection 1 of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 78.138 of the Nevada Revised Statutes provides that, with certain exceptions, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that
(i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

         Subsection 2 of Section 78.7502 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         Section 78.7502 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (1) and (2) of Section 78.7502, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 78.751 of the Nevada Revised Statutes provides that the indemnification provided for by Section 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents that have ceased to hold such positions and to their heirs, executors and administrators. Section 78.752 of the Nevada Revised Statutes empowers the corporation to purchase and maintain insurance or make other financial arrangements on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 78.7502.

         Article VI of the Company's articles of incorporation provides that, to the fullest extent permitted by the Nevada Revised Statutes, the Company shall indemnify directors and may indemnify officers, employees, or agents of the Company to the extent authorized by the board of directors and in the manner set forth in the Company's bylaws. The bylaws provide, pursuant to Subsection 2 of
Section 78.751, that the expenses of officers and directors incurred in defending any action, suit or proceeding, whether civil or criminal, must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon delivery, if required by the Nevada Revised Statutes, of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified by the corporation.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC, such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable.

Item 7.  Exemption from Registration Claimed

         None.

Item 8.  Exhibits

      Exhibit
      Number*                       Title of Document                                      Location
-------------------   -----------------------------------------------   ------------------------------------------------
      Item 4.         Instruments Defining the
                      Rights of Security Holders
---------------------------------------------------------------------
       4.01           Specimen Stock Certificate                        Incorporated by reference from the
                                                                        registration statement on Form SB-2, SEC File
                                                                        No. 333 106839, filed July 7, 2003.

       4.02           Description of Securities                         Incorporated by reference from the
                                                                        registration statement on Form SB-2, SEC File
                                                                        No. 333 106839, filed July 7, 2003.

      Item 5.         Opinion re: Legality
---------------------------------------------------------------------
       5.01           Opinion of Kruse Landa Maycock & Ricks, LLC       Attached

      Item 23         Consents of Experts and Counsel
---------------------------------------------------------------------
       23.01          Consent of Peterson Sullivan PLLC, independent    Attached
                        registered public accountanting firm

       23.02          Consent of Kruse Landa Maycock & Ricks, LLC       Included in 5.01 above
---------------

* The number preceding the decimal indicates the applicable SEC reference number in Item 601, and the number following the decimal indicates the sequence of the particular document.

Item 9.  Undertakings

         Undertaking Required by Item 512(a) of Regulation S-K: The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Undertaking Required by Item 512(b) of Regulation S-K: The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Undertaking Required by Item 512(h) of Regulation S-K: Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bellingham, state of Washington, on the 9th day of September, 2005.

                                  ESSENTIAL INNOVATIONS TECHNOLOGY CORP.


                                  By /s/ Jason McDiarmid
                                     -------------------------------------------
                                     Jason McDiarmid, President
                                     (Principal Executive Officer)


                                  By /s/ Kenneth G.C. Telford
                                     -------------------------------------------
                                     Kenneth G.C. Telford (Principal Financial)


         Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons in the capacities indicated on this 9th day of September, 2005.


                                  /s/ Jason McDiarmid
                                  ----------------------------------------------
                                  Jason McDiarmid, Director and
                                  Principal Executive Officer

                                  /s/ Kenneth G.C. Telford
                                  ----------------------------------------------
                                  Kenneth G.C. Telford, Director and
                                  Principal Financial and Accounting Officer

                                  /s/ Steve Wuschke
                                  ----------------------------------------------
                                  SteveWuschke, Director


                                  ----------------------------------------------
                                  William Baumgartner, Director


                                  ----------------------------------------------
                                  William Yang, Director

                                  /s/ Jeane Manning
                                  ----------------------------------------------
                                  Jeane Manning, Director

                                  /s/ Peter Bond
                                  ----------------------------------------------
                                  Peter Bond, Director

                                       5